AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2006

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MASTERCARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	13-4172551
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2000 PURCHASE STREET

PURCHASE, NEW YORK 10577

(Address of Registrant’s Principal Executive Office) (Zip Code)

MASTERCARD INCORPORATED 2006 NON-EMPLOYEE DIRECTOR EQUITY

COMPENSATION PLAN

(Full title of the Plan)

NOAH J. HANFT, ESQ.

GENERAL COUNSEL

MASTERCARD INCORPORATED

2000 PURCHASE STREET

PURCHASE, NEW YORK 10577

(Name and address of agent for service)

(914) 249-2000

(Telephone number, including area code, of agent for service)

COPIES TO:

VINCENT PAGANO, JR., ESQ.

JOSHUA FORD BONNIE, ESQ.

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: (212) 455-2000

FACSIMILE: (212) 455-2502

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER UNIT(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)
Class A common stock, $0.0001 par value per share	100,000	$51.86	$5,186,000	$554.90

(1)	In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of Class A common stock issuable under the MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan, as this amount may be adjusted as a result of stock splits, stock dividends or similar transactions and antidilution provisions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the Class A common stock on the New York Stock Exchange on August 8, 2006.

EXPLANATORY NOTE

MasterCard Incorporated (the “Company” or the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 100,000 shares of its Class A common stock, par value $0.0001 per share, pursuant to the MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (the “Plan”). The Plan was approved by the Company’s stockholders on July 18, 2006 at the Company’s 2006 Annual Meeting of Stockholders.

PART I

The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in this Registration Statement by reference:

(a)	Annual report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006 (File No. 000-50250);

(b)	Quarterly reports on Form 10-Q for the quarter ended March 31, 2006 filed on May 2, 2006 (File No. 000-50250) and for the quarter ended June 30, 2006 filed on August 2, 2006 (File No. 001-50250);

(c)	Current reports on Form 8-K filed January 3, 2006 (File No. 000-50250), January 23, 2006 (File No. 000-50250), May 11, 2006 (File No. 000-50250), May 23, 2006 (File No. 001-32877), June 2, 2006 (File No. 001-32877), June 13, 2006 (File No. 001-32877), July 18, 2006 (File No. 001-32877) and July 26, 2006 (File No. 001-32877);

(d)	The description of the Company’s Class A common stock contained in its Registration Statement on Form 8-A, filed May 12, 2006 (File No. 001-32877), including the description of the Company’s Class A common stock contained in the Company’s prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933 on May 25, 2006 incorporated by reference therein and herein.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

With respect to the unaudited financial information of the Company for the three month periods ended March 31, 2006 and 2005 and for the three and six month periods ended June 30, 2006 and 2005 incorporated by reference herein, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 2, 2006 and August 2, 2006, respectively, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not required.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, or proceeding, had no reasonable cause to believe his conduct was unlawful, except that with respect to an action brought by or in the right of the corporation such indemnification is limited to expenses (including attorneys fees). The Company’s amended and restated certificate of incorporation provides that the Company must indemnify its directors and officers and members of the European Board to the fullest extent permitted by Delaware law. The Company has also entered into indemnification agreements with its directors and director nominees that provide for the Company to indemnify them to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violation of the directors’ fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitations on liability for its directors and members of the European Board.

The Company currently maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The following exhibits are filed as part of this Registration Statement:

4.1	Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q filed August 2, 2006 (No. 001-32877)).

4.2	Amended and Restated Bylaws of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(b) to the Company’s Registration Statement on Form S-1 filed November 14, 2005 (No. 333-128337)).

5	Opinion of Noah J. Hanft, Esq.

10	MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed August 2, 2006 (No. 001-32877)).

15	Letter from PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Noah J. Hanft, Esq. (included as part of Exhibit 5).

24	Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, MasterCard Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on the 9th day of August, 2006.

MASTERCARD INCORPORATED

By:	/s/ Robert W. Selander
Name:	Robert W. Selander
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert W. Selander, Chris A. McWilton and Noah J. Hanft, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 9th day of August, 2006.

SIGNATURE	TITLE

/s/ Robert W. Selander Robert W. Selander	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David R. Carlucci David R. Carlucci	Director

/s/ Manoel Luiz Ferrão de Amorim Manoel Luiz Ferrão de Amorim	Director

/s/ Bernard S.Y. Fung Bernard S.Y. Fung	Director

/s/ Richard Haythornthwaite Richard Haythornthwaite	Director

/s/ Norman C. McLuskie Norman C. McLuskie	Director

SIGNATURE	TITLE

/s/ Marc Olivié Marc Olivié	Director

/s/ Mark Schwartz Mark Schwartz	Director

/s/ Edward Su-ning Tian Edward Su-ning Tian’	Director

/s/ Chris A. McWilton Chris A. McWilton	Chief Financial Officer (Principal Financial Officer)

/s/ Tara Maguire Tara Maguire	Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

4.1	Amended and Restated Certificate of Incorporation of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q filed August 2, 2006 (No. 001-32877))

4.2	Amended and Restated Bylaws of MasterCard Incorporated (incorporated by reference to Exhibit 3.1(b) to the Company’s Registration Statement on Form S-1 filed November 14, 2005 (No. 333-128337)).

5	Opinion of Noah J. Hanft, Esq.

10	MasterCard Incorporated 2006 Non-Employee Director Equity Compensation Plan (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed August 2, 2006 (No. 001-32877)).

15	Letter from PricewaterhouseCoopers LLP regarding Unaudited Interim Financial Information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Noah J. Hanft, Esq. (included as part of Exhibit 5).

24	Power of Attorney (included on the signature pages to this Registration Statement).